Exhibit 99.1

Altra Reports First-Quarter 2017 Results,

Delivers record financial results and raises guidance for full year 2017

BRAINTREE, Mass., April 28, 2017 - Altra Industrial Motion Corp. (Nasdaq: AIMC), a global manufacturer and marketer of electromechanical power transmission and motion control products, today announced unaudited financial results for the first quarter ended March 31, 2017.

Financial Highlights

•

First-quarter 2017 net sales were $215.4 million, up 19.3% from $180.5 million in the first quarter of 2016. The increase in net sales was driven by an organic sales increase of 1.6%, excluding the impact of foreign exchange, and a 19.2% increase related to the Stromag acquisition.

•	Gross margin increased 40 basis points year over year to 30.7%.
•	First-quarter net income was $10.3 million, or $0.36 per diluted share, compared with $8.8 million, or $0.34 per diluted share, in the first quarter of 2016.
•	Non-GAAP net income in Q1 2017 was $15.3 million, or $0.53 per diluted share, compared with $9.9 million, or $0.38 per diluted share, a year ago.*
•	Altra strengthened its balance sheet by issuing a notice in Q4 2016 to redeem its 2.75% Convertible Senior Notes due 2031, all of which were converted or redeemed for cash as of January 12, 2017.

*Reconciliation of Non-GAAP Net Income:
	Quarter Ended
	March 31, 2017	March 31, 2016
Net Income attributable to Altra Industrial Motion Corp.	$10,326	$8,810

Restructuring and consolidation costs	$1,898	$1,553
Loss on extinguishment of convertible debt	1,797	-
Amortization of inventory fair value adjustment	2,347	-
Acquisition related expenses	998	-
Tax impact of above adjustments	(2,091)	(464)
Non-GAAP net income*	$15,275	$9,899
Non-GAAP diluted earnings per share*	$0.53	$0.38

*Reconciliation of Free Cash Flow	Quarter Ended
	March 31, 2017	March 31, 2016
Net cash flows from operating activities	$3,022	$6,050
Purchase of property, plant and equipment	(7,333)	(5,653)

Free cash flow*	$(4,311)	$397
In Thousands of Dollars, except per share amounts

Management Comments

Exhibit 99.1

“We began 2017 with a strong first quarter in which the progress we made on our key strategic initiatives dovetailed with a modest improvement in certain of our more challenged end markets,” said Carl Christenson, Altra’s Chairman and CEO. “On the top line, we realized 1.6% organic growth – the largest increase in 9 quarters – and a 19% overall increase, including the impact of the Stromag acquisition and the effect of changes in foreign exchange rates. Our bottom line outpaced expectations, as we drove a 6% increase in GAAP EPS and a 39% increase in recurring EPS.”

“Over the past two years, while several of our end markets were particularly slow, we were able to make substantial progress on our consolidation, supply chain and operational excellence initiatives. Our first quarter results reflect outstanding operating leverage now that some of these markets have started to rebound,” Christenson said. “Provided these markets continue to improve, we are confident the improvements in our cost structure we achieved during the past two years will have a significant positive effect on our profitability.”

“We are very pleased with the initial results of our recently acquired Stromag business, which we closed on December 30, 2016. We continue to be encouraged by the prospects of the Stromag acquisition and the synergies we expect to achieve” added Christenson. “The integration process is proceeding very well. We have already moved the Stromag production operations from one of the seller’s US facilities, a facility in China and a facility in Brazil to existing Altra facilities. In addition, we are aggressively ramping up cross-selling activities and we are very pleased with the financial performance of the business in the first quarter.”

Business Outlook

“We accomplished a tremendous amount of work on our strategic initiatives in a relatively short period of time, and we now have the opportunity to capitalize on what appears to be the beginnings of an upturn in certain key end markets. Although we expect sales to these end markets to increase gradually, it appears we are finally coming off the bottom. At the same time, there remains much uncertainty so we remain cautious and will manage our business accordingly. Still, the success of our initiatives should enable us to enhance margins and accelerate profitability as our markets improve.”

Altra is raising its guidance for full year 2017, given that the Company’s first-quarter performance exceeded its expectations and it is seeing improvement in certain of its end markets. Altra expects full-year 2017 sales in the range of $840 to $855 million, GAAP diluted EPS in the range of $1.70 to $1.80, and non-GAAP diluted EPS guidance in the range of $1.83 to $1.93. The Company expects its tax rate for the full year to be approximately 29% to 31% before discrete items. Altra expects capital expenditures in the range of $25 to $30 million and depreciation and amortization in the range of $35 to $37 million. *

Exhibit 99.1

*Reconciliation of 2017 Non-GAAP Diluted EPS Guidance	Fiscal Year 2017

Net Income per Share Diluted	$1.70 - $1.80
Restructuring and consolidation costs	$0.06
Acquisition related expenses	$0.03
Amortization of inventory fair value adjustment	$0.06
Loss on extinguishment of debt	$0.04
Tax impact of above adjustments**	($0.06)

Non-GAAP Diluted EPS Guidance	$1.83 - $1.93

** Tax impact is calculated by multiplying the estimated effective tax rate for the period of 31% by the above items.

Conference Call

The Company will conduct an investor conference call to discuss its unaudited first-quarter 2017 financial results today, April 28, at 10:00 a.m. ET. The public is invited to listen to the conference call by dialing (877) 407-8293 domestically or (201) 689-8349 for international access. A live webcast of the call will be available in the "Investor Relations" section of www.altramotion.com. Individuals may download charts that will be used during the call at www.altramotion.com under presentations in the Investor Relations section. The charts will be available after earnings are released. A replay of the recorded conference call will be available at the conclusion of the call through midnight on May 12, 2017. To listen to the replay, dial (877) 660-6853 domestically or (201) 612-7415 for international access (conference ID #13659788). A webcast replay also will be available.

Exhibit 99.1

Altra Industrial Motion Corp.

Consolidated Statements of Income Data:	Quarter Ended
In Thousands of Dollars, except per share amounts	March 31, 2017		March 31, 2016
	(Unaudited)		(Unaudited)

Net sales	$215,435		$180,453
Cost of sales	149,268		125,823
Gross profit	$66,167		$54,630
Gross profit as a percent of net sales	30.7%		30.3%
Selling, general & administrative expenses	40,384		33,536
Research and development expenses	6,223		4,564
Restructuring Charges	1,898		1,553
Income from operations	$17,662		$14,977
Income from operations as a percent of net sales	8.2%		8.3%
Interest expense, net	1,705		2,896
Other non-operating income, net	(530)		(278)
Loss on extinguishment of convertible debt	1,797		-
Income before income taxes	$14,690		$12,359
Provision for income taxes	4,364		3,549
Income tax rate	29.7%		28.7%
Net income	10,326		8,810

Weighted Average common shares outstanding
Basic	28,763		25,740
Diluted	28,897		25,759

Net income per share
Basic	$0.36		$0.34
Diluted	$0.36		$0.34

Reconciliation of Non-GAAP Income From Operations:

Income from operations	$17,662		$14,977

Restructuring and consolidation costs	1,898		1,553
Amortization of inventory fair value adjustment	2,347		-
Acquisition related expenses	998		-
Non-GAAP income from operations *	$22,905		$16,530

Reconciliation of Non-GAAP Net Income:

Net income attributable to Altra Industrial Motion Corp.	$10,326		$8,810

Restructuring and consolidation costs	1,898		1,553
Loss on extinguishment of convertible debt	1,797		-
Amortization of inventory fair value adjustment	2,347		-
Acquisition related expenses	998		-
Tax impact of above adjustments	(2,091)		(464)
Non-GAAP net income *	$15,275		$9,899

Non-GAAP diluted earnings per share *	$0.53	(1)	$0.38	(2)

(1) - tax impact is calculated by multiplying the estimated effective tax rate for the period of 29.7% by the above items
(2) - tax impact is calculated by multiplying the estimated effective tax rate for the period of 29.9% by the above items

Exhibit 99.1

Consolidated Balance Sheets
In Thousands of Dollars	March 31, 2017	December 31, 2016
	(unaudited)
Assets:
Current Assets
Cash and cash equivalents	$52,937	$69,118
Trade receivables, net	132,618	120,319
Inventories	139,444	139,840
Income tax receivable	2,714	607
Prepaid expenses and other current assets	17,448	10,429
Assets held for sale	3,907	3,874
Total current assets	349,068	344,187
Property, plant and equipment, net	178,504	177,043
Intangible assets, net	153,373	154,683
Goodwill	192,861	188,841
Deferred income taxes	1,333	2,510
Other non-current assets, net	2,389	2,560
Total assets	$877,528	$869,824

Liabilities and stockholders' equity
Current liabilities
Accounts payable	$60,942	$60,845
Accrued payroll	24,010	31,302
Accruals and other current liabilities	35,882	35,080
Income tax payable	6,992	706
Current portion of long-term debt	340	43,690
Total current liabilities	128,166	171,623
Long-term debt, less current portion and net of unaccreted discount	317,649	325,969
Deferred income taxes	52,767	61,084
Pension liabilities	24,474	23,691
Other long-term liabilities	7,025	4,109
Total stockholders' equity	347,447	283,348
Total liabilities, and stockholders' equity	$877,528	$869,824

Reconciliation to operating working capital:
Trade receivables, net	132,618	120,319
Inventories	139,444	139,840
Accounts payable	(60,942)	(60,845)
Operating working capital *	$211,120	$199,314

Exhibit 99.1

	Quarter Ended
	March 31, 2017	March 31, 2016
	(Unaudited)	(Unaudited)
Cash flows from operating activities
Net income	$10,326	$8,810
Adjustments to reconcile net income to net cash flows:
Depreciation	6,461	5,119
Amortization of intangible assets	2,345	2,119
Amortization of deferred financing costs	149	196
(Gain)/loss on foreign currency, net	(144)	217
Accretion of debt discount, net	—	968
(Gain)/loss on disposal / impairment of fixed assets	(58)	448
Loss on extinguishment of debt	1,797	—
Stock based compensation	1,751	1,163
Amortization of inventory fair value adjustment	2,347	—
Changes in assets and liabilities:	—	—
Trade receivables	(11,348)	(8,087)
Inventories	(1,365)	2,929
Accounts payable and accrued liabilities	(6,997)	(6,832)
Other current assets and liabilities	(4,052)	(1,311)
Other operating assets and liabilities	1,810	311
Net cash provided by operating activities	3,022	6,050
Cash flows from investing activities
Purchase of property, plant and equipment	(7,333)	(5,653)
Net cash used in investing activities	(7,333)	(5,653)
Cash flows from financing activities
Payments on Revolving Credit Facility	(13,459)	(4,447)
Dividend payments	(3,904)	—
Borrowing under Revolving Credit Facility	5,000	—
Payments of equipment, working capital notes, mortgages and other debt	(267)	(1,281)
Cash paid for convertible debt	(954)	—
Proceeds from mortgages and other debt	—	3,351
Shares surrendered for tax withholding	(163)	(91)
Purchases of common stock under share repurchase program	—	(2,159)
Net cash used in financing activities	(13,747)	(4,627)
Effect of exchange rate changes on cash and cash equivalents	1,877	(1,247)
Net change in cash and cash equivalents	(16,181)	(5,477)
Cash and cash equivalents at beginning of year	69,118	50,320
Cash and cash equivalents at end of period	$52,937	$44,843

Reconciliation to free cash flow:
Net cash flows from operating activities	3,022	6,050
Purchase of property, plant and equipment	(7,333)	(5,653)

Free cash flow *	$(4,311)	$397

Exhibit 99.1

Altra Industrial Motion Corp.
Selected Segment Data	Quarter Ended March 31,
In Thousands of Dollars, except per share amount	2017	2016
Net Sales:
Couplings, Clutches & Brakes	$106,232	$75,623
Electromagnetic Clutches & Brakes	63,878	57,349
Gearing	47,028	48,920
Eliminations	(1,703)	(1,439)
Total	$215,435	$180,453

Income from operations:
Couplings, Clutches & Brakes	$8,345	$6,291
Electromagnetic Clutches & Brakes	7,593	6,463
Gearing	5,525	5,762
Restructuring and consolidation costs	(1,898)	(1,553)
Corporate	(1,903)	(1,986)
Total	$17,662	$14,977

About Altra Industrial Motion Corp.

Altra Industrial Motion Corp., through its subsidiaries, is a leading global designer, producer and marketer of a wide range of electromechanical power transmission and motion control products. The Company brings together strong brands covering over 40 product lines with production facilities in eleven countries. Altra's leading brands include Ameridrives Couplings, Bauer Gear Motor, Bibby Turboflex, Boston Gear, Delroyd Worm Gear, Formsprag Clutch, Guardian Couplings, Huco, Industrial Clutch, Inertia Dynamics, Kilian Manufacturing, Lamiflex Couplings, Marland Clutch, Matrix, Nuttall Gear, Stieber Clutch, Stromag, Svendborg Brakes, TB Wood's, Twiflex, Warner Electric, Warner Linear, and Wichita Clutch.

The Altra Industrial Motion Corp. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4038.

* Discussion of Non-GAAP Financial Measures

As used in this release and the accompanying slides posted on the Company's website, non-GAAP diluted earnings per share, non-GAAP income from operations and non-GAAP net income are each calculated using either net income or income from operations that excludes acquisition related expenses, restructuring costs, and other income or charges that management does not consider to be directly related to the Company's core operating performance. Non-GAAP gross profit is calculated using gross profit that excludes income or charges that management does not consider to be directly related to the Company's core operating performance. Non-GAAP diluted earnings per share is calculated by dividing non-GAAP net income by GAAP weighted average shares outstanding (diluted). Non-GAAP free cash flow is calculated by deducting purchases of property, plant and equipment from net cash flows from operating activities. Non-GAAP operating working capital is calculated by deducting accounts payable from net trade receivables plus inventories.

Altra believes that the presentation of non-GAAP net income, non-GAAP income from operations, non-GAAP gross profit, non-GAAP diluted earnings per share, non-GAAP free cash flow and non-GAAP operating working

Exhibit 99.1

capital provides important supplemental information to management and investors regarding financial and business trends relating to the Company's financial condition and results of operations.

Forward-Looking Statements

All statements, other than statements of historical fact included in this release are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. Forward-looking statements can generally be identified by phrases such as "believes," "expects," "potential," "continues," "may," "should," "seeks," "predicts," "anticipates," "intends," "projects," "estimates," "plans," "could," "designed", "should be," and other similar expressions that denote expectations of future or conditional events rather than statements of fact. Forward-looking statements also may relate to strategies, plans and objectives for, and potential results of, future operations, financial results, financial condition, business prospects, growth strategy and liquidity, and are based upon financial data, market assumptions and management's current business plans and beliefs or current estimates of future results or trends available only as of the time the statements are made, which may become out of date or incomplete. Forward-looking statements are inherently uncertain, and investors must recognize that events could differ significantly from our expectations. These statements include, but may not be limited to, the expected financial impact of the Stromag acquisition, the statements under our "Business Outlook", our expectations regarding economic conditions, our expectations regarding the impact of foreign exchange rates, the impact of certain restructuring activities including on our profitability, and the Company’s guidance for full year 2017.

In addition to the risks and uncertainties noted in this release, there are certain factors that could cause actual results to differ materially from those anticipated by some of the statements made. These include: (1) competitive pressures, (2) changes in economic conditions in the United States and abroad and the cyclical nature of our markets, (3) loss of distributors, (4) the ability to develop new products and respond to customer needs, (5) risks associated with international operations, including currency risks, (6) accuracy of estimated forecasts of OEM customers and the impact of the current global economic environment on our customers, (7) risks associated with a disruption to our supply chain, (8) fluctuations in the costs of raw materials used in our products, (9) product liability claims, (10) work stoppages and other labor issues, (11) changes in employment, environmental, tax and other laws and changes in the enforcement of laws, (12) loss of key management and other personnel, (13) risks associated with compliance with environmental laws, (14) the ability to successfully execute, manage and integrate key acquisitions and mergers, (15) failure to obtain or protect intellectual property rights, (16) risks associated with impairment of goodwill or intangibles assets, (17) failure of operating equipment or information technology infrastructure, (18) risks associated with our debt leverage and operating covenants under our debt instruments, (19) risks associated with restrictions contained in our Credit Facility, (20) risks associated with compliance with tax laws, (21) risks associated with the global recession and volatility and disruption in the global financial markets, (22) risks associated with implementation of our ERP system, (23) risks associated with the Svendborg, Guardian and Stromag acquisitions and integration and other acquisitions, (24) risks associated with the Company's investment in a manufacturing facility in China, (25) risks associated with certain minimum purchase agreements

Exhibit 99.1

we have with suppliers, (26) risks associated with our exposure to variable interest rates and foreign currency exchange rates, (27) risks associated with interest rate swap contracts, (28) risks associated with our exposure to renewable energy markets, (29) risks related to regulations regarding conflict minerals, (30) risks related to restructuring and plant consolidations, and (31) other risks, uncertainties and other factors described in the Company's quarterly reports on Form 10-Q and annual reports on Form 10-K and in the Company's other filings with the U.S. Securities and Exchange Commission (SEC) or in materials incorporated therein by reference. Except as required by applicable law, Altra Industrial Motion Corp. does not intend to, update or alter its forward looking statements, whether as a result of new information, future events or otherwise. AIMC-E

CONTACT:

Altra Industrial Motion Corp.

Christian Storch, Chief Financial Officer

781-917-0541

Christian.storch@altramotion.com